Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 23, 2018, except for Notes 2(a), 2(v)(vi) and 16, as to which the dates are June 13, 2018, September 7, 2018 and October 9, 2018, respectively, in Amendment No. 1 to the Registration Statement (Form F-1) and related Prospectus of Studio City International Holdings Limited for the registration of its Class A ordinary shares.

/s/ Ernst & Young

Hong Kong

October 9, 2018